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                                                                    Exhibit 16.1

                                 Corbin & Wertz
                          Certified Public Accountants
                                 Century Centre
                          2603 Main Street, Suite 600
                           Irvine, California  92714


                              September 30, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

          Re: Franklin Telecommunications Corp. Registration Statement on
              ------------------------------------------------------------
              Form S-1 (File No. 333-24791); "Change of Accountants" Section
              --------------------------------------------------------------

Dear Sirs:

        We have read the disclosures under the caption "Change in Accountants" in Amendment No.1 to the Registration Statement on Form S-1 of Franklin Telecommunications Corp. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


                                                   Very truly yours,


                                                   Corbin & Wertz